Exhibit 10.49

WAREHOUSE/INDUSTRIAL LEASE AGREEMENT

BY AND BETWEEN

SUTTER HILL INVESTORS LLC,

a Delaware limited liability company

AS LANDLORD

AND

CORSAIR MEMORY, INC.,

a California corporation

AS TENANT

DATED JANUARY 18, 2005

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25.	LANDLORD’S REMEDIES	32

26.	LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS	34

27.	ATTORNEY’S FEES	35

28.	TAXES	35

29.	EFFECT OF CONVEYANCE	35

30.	TENANT’S ESTOPPEL CERTIFICATE	36

31.	SUBORDINATION	36

32.	ENVIRONMENTAL COVENANTS	37

33.	NOTICES	41

34.	WAIVER	42

35.	HOLDING OVER	42

36.	SUCCESSORS AND ASSIGNS	42

37.	TIME	43

38.	BROKERS	43

39.	LIMITATION OF LIABILITY	43

40.	FINANCIAL STATEMENTS	44

41.	RULES AND REGULATIONS	44

42.	MORTGAGEE PROTECTION	44

43.	INTENTIONALLY DELETED	45

44.	PARKING	45

45.	ENTIRE AGREEMENT	46

46.	INTEREST	46

47.	CONSTRUCTION	46

48.	REPRESENTATIONS AND WARRANTIES OF TENANT AND LANDLORD	46

49.	NAME OF BUILDING	48

50.	SECURITY	49

51.	JURY TRIAL WAIVER	49

52.	RECORDATION	49

53.	RIGHT TO LEASE	49

54.	FORCE MAJEURE	50

55.	ACCEPTANCE	50

56.	RENEWAL OPTION	50

57.	QUIET ENJOYMENT	51

INDEX OF EXHIBITS

A	Diagram of the Premises

B	Tenant Improvement Work Letter

C	Commencement and Expiration Date Memorandum

D	Rules and Regulations

E	Form of Estoppel

F	Intentionally Omitted

G	Hazardous Materials Disclosure Certificate

H	Intentionally Omitted

INDEX OF DEFINED TERMS

Page No.

Abatement Condition	11
Abatement Space	11
ADA	14
Additional Rent	3
Alteration	15
Alterations	15
Anti-Terrorism Law	48
Appraisers	51
Base Rent	3
Basic Lease Information	1
Building	1
business days	47
Casualty Discovery Date	22
CERCLA	38
Chronic delinquency	31
Chronic overuse	31
Commencement Date	2
Common Areas	1
Computation Year	7
Condemnation	24
CPA	9
Default	29
Dispute Notice	8
Electric Service Provider	10
Environmental Laws	38
Essential Service	11
Executive Order No. 13224	48
Expiration Date	2
Extension Notice	50
Force Majeure	50
Guarantor	30
Hazardous Materials	38
Holder	45
Initial Disclosure Certificate	38
Insurance Expenses	6
Landlord Parties	43
Landlord’s Agents	13
Landlord’s Insureds	19
Laws	13
Lease	1
Loss of Rents	19
Minor Alterations	16
Mold Conditions	41

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Mold Prevention Practices	41
Operating Expenses	4
Option	50
Option Period	50
Parking Area	1
Pre-Existing Hazardous Materials	42
Premises	1
Private Restrictions	13
Prohibited Person	48
Project	1
Proportionate Share	8
RCRA	38
Related Corporation	29
Rent	8
Report Date	9
Rules and Regulations	44
Successor Landlord	37
Superior Lessor	37
Superior Lease(s)	36
Superior Mortgage(s)	36
Superior Mortgage	37
Systems	4
Tangible Net Worth	29
Taxes	6
Tenant’s Agents	13
Tenant’s Property	19
Term	2
Third CPA	9
TSCA	38
Update Disclosure Certificate	38
USA Patriot Act	48
Utilities	9
Utility Expenses	6
Visitors	46

LEASE AGREEMENT

BASIC LEASE INFORMATION

Lease Date:	January 18, 2005

Landlord:	Sutter Hill Investors LLC, a Delaware limited liability company

Landlord’s Address:	c/o UBS Realty Investors LLC 455 Market Street, Suite 1540 San Francisco, California 94105 Attention: Asset Manager, Sutter Hill Business Park

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

Woodmont Real Estate Services, L.P.

1050 Ralston Avenue

Belmont, California 94022

Attention: Property Manager,

                 Sutter Hill Business Park

Tenant:	Corsair Memory, Inc., a California corporation

Tenant’s Contact Person:	John E. Green

Tenant’s Address and Telephone Number:	Prior to Commencement Date: 44141 South Grimmer Boulevard Fremont, California 94538 (510) 657-8747 On and after Commencement Date: 46221 Landing Parkway Fremont, California 94538-6407 (650) 219-0301

Premises. Square Footage:	Approximately Fifty-Five Thousand Two Hundred Sixty-Four (55,264) rentable square feet

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Premises Address:	46221-46231 Landing Parkway Fremont, California 94538-6407

Project:	Sutter Hill Business Park

Building:	46221-46231 Landing Parkway, Fremont, California

Tenant’s Proportionate Share of Project:	Not Applicable

Tenant’s Proportionate Share of Building:	100%

Length of Term:	Sixty-Four (64) months

Estimated Commencement Date:	June 1, 2005

Estimated Expiration Date:	September 30, 2010

Base Rent:	Months	Sq. Ft.	Annual Base Rate	Annual Base Rent	Monthly Base Rate	Monthly Base Rent
Jun 05–Sept 05	1-4	55,264	x $0.00	=$0.00	x $0.00	=$0.00
Oct 05–Sept 06	5-16	55,264	x $6.24	=$344,847.36	x $0.52	=$28,737.28
Oct 06–Sept 07	17-28	55,264	x $6.43	=$355,192.78	x $0.54	=$29,599.40
Oct 07–Sept 08	29-40	55,264	x $6.62	=$365,848.56	x $0.55	=$30,487.38
Oct 08–Sept 09	41-52	55,264	x $6.82	=$376,824.02	x $0.57	=$31,402.00
Oct 09–Sept 10	53-64	55,264	x $7.02	=$388,128.74	x $0.59	=$32,344.06

Prepaid Base Rent:	Twenty-Eight Thousand Seven Hundred Thirty-Seven and 28/100 Dollars ($28,737.28)

Prepaid Additional Rent:	Thirteen Thou and Nine Hundred Twenty-Six and 53/100 Dollars ($13,926.53)

Month(s) to which Prepaid Base Rent and Additional Rent will be Applied:	Prepaid Base Rent shall be applied to the fifth (5th) month of the Term. Prepaid Additional Rent shall be applied to the first (1st) month of the Term.

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Security Deposit:	Thirty-Two Thousand Three Hundred Forty-Four and 06/100 Dollars ($32,344.06)

Guarantor:	Not applicable

Permitted Use:	(i) Administrative and staff offices, and (ii) design, assembly, testing, storage and distribution of electronic components and related activities, but only to the extent permitted by this Lease, the City of Fremont, and by any and all other governmental authorities

Reserved Parking Spaces:	None

Unreserved Parking Spaces:	Two Hundred Twenty-One (221) nonexclusive and undesignated parking spaces

Broker(s):	Colliers International (dual agency)

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LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease.”

1.	DEMISE

In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.	PREMISES

The Premises demised by this Lease consist of that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information, together with the parcel of land on which the Building is situated. The Building has the address and contains the square footage specified in the Basic Lease Information; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The location of the Building is depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. The Premises include the parking area (“Parking Area”) adjacent to the Building as shown on Exhibit A. Tenant shall have the non-exclusive right to use the Common Areas (as hereinafter defined). For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities, if any, outside the Premises and within the exterior boundary line of the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees.

The Premises shall be leased by Tenant in “as-is” condition without any improvements or alterations by Landlord, except to the extent Landlord has expressly agreed to make such improvements or alterations in the Tenant Improvement Work Letter attached hereto as Exhibit B. Landlord and Tenant agree to and shall be bound by the terms and conditions of Exhibit B.

Provided Landlord does not materially, adversely affect Tenant’s use of the Premises, the Building or the Parking Area, or unreasonably interfere with Tenant’s use and quiet enjoyment of the Premises, Landlord has the right, in its sole discretion, from time to time, to: (a) make reasonable changes to the Building, the Premises and/or the Project, including, without limitation, changes in the exact configuration and/or location of ingress and egress; (b) close temporarily facilities or areas for maintenance purposes so long as reasonable access to the Building and Parking Area remains available; (c) use the Parking Area while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (d) do and perform any other acts that alter or expand or make any other changes in, to or with respect to the Building, the Premises and/or the Project as Landlord may, in its sole discretion, deem to be appropriate.

Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises.

No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Building are reasonably temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

3.	TERM

The term of this Lease (the “Term”) shall be for the period of months and days specified in the Basic Lease Information, commencing on the earlier to occur of the following dates (the “Commencement Date”):

(a)	June 1, 2005; or

(b)	The date Tenant commences business operations in any portion of the Premises.

In the event the actual Commencement Date, as determined pursuant to the foregoing, is a date other than the Estimated Commencement Date, then Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit C, wherein the parties shall specify the Commencement Date, the date on which the Term expires (the “Expiration Date”) and the date on which Tenant is to commence paying Rent (as defined below).

4.	RENT

(a) Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without abatement, offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”).

Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit, Prepaid Rent and the first monthly installment of estimated Additional Rent (as hereinafter defined)

specified in the Basic Lease Information to be applied toward Base Rent and Additional Rent for the month(s) of the Term specified in the Basic Lease Information.

As used in this Lease, the term “Additional Rent” shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease.

Notwithstanding the foregoing, Tenant’s obligation to pay Base Rent for the first four (4) months of the Term shall be waived, provided that and only so long as Tenant fully performs all of its monetary obligations under this Lease. Tenant understands and agrees that, if any time during the Term, Tenant fails to cure any monetary default within the time period set forth in Paragraph 24 below, Landlord’s agreement to waive payment of Base Rent shall be immediately revoked without further notice to Tenant, and any previous waiver of Base Rent shall be null and void. In any notice given by Landlord pursuant to Paragraph 24 of this Lease, Landlord shall have the right to demand any and all Base Rent that would have been due and payable in accordance with this Lease absent the waiver contained herein. Landlord’s waiver of Tenant’s obligation to pay Base Rent during the first four (4) months of the Term shall not be construed as Landlord’s waiver of Tenant’s obligation to pay Additional Rent during such four month period (including, without limitation, Operating Expenses, Insurance Expenses, Utility Expenses, and Taxes).

(b) Additional Rent.

(1) This Lease is intended to be a triple-net lease with respect to Landlord and subject to the provisions of Paragraph 13(b) of this Lease, the Base Rent owing hereunder is (x) to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership and operation of the Project and the Building, and (y) not to be reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises, the Building and/or the Project, or any part thereof. The provisions of this Paragraph 4(b) are intended to pass on to Tenant, Tenant’s share of all costs and expenses relating to Landlord’s ownership and operation of the Premises, the Building and/or the Project. During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (i) Tenant’s Proportionate Share(s) of Operating Expenses (as defined below) attributable to each Computation Year (as defined below), (ii) Tenant’s Proportionate Share(s) of Insurance Expenses (as defined below) attributable to each Computation Year, (iii) Tenant’s Proportionate Share(s) of Utility Expenses (as defined below) attributable to each Computation Year, and (iv) Tenant’s Proportionate Share(s) of Taxes (as defined below) attributable to each Computation Year.

(2) As used in this Lease, the following terms shall have the meanings specified:

(A) “Operating Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, without limitation, all the following items:

(i) Common Area Operating Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including, without limitation, any parking areas owned by Landlord for the use of tenants, and further including, without limitation, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including parking areas (including, without limitation, all costs of resurfacing and restriping parking areas), signs and directories on the Building and/or the Project, landscaping (including, without limitation, maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.

(ii) Parking Charges; Public Transportation Expenses. Any parking charges or other costs levied, assessed or imposed by, or at the direction of or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project, and the cost of maintaining any public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord’s ownership and operation of the Building and/or the Project.

(iii) Maintenance and Repair Costs. Except for costs which are the responsibility of Landlord pursuant to Paragraph 13(b) below, all costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof and the personal property used in conjunction therewith, including insurance deductibles and without limitation, (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (b) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, (c) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the “Systems”), (d) the cost of all cleaning and janitorial services and supplies, the cost of window glass replacement and repair, and (e) the cost of maintenance, repair, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building.

(iv) Life Safety Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise.

(v) Management and Administration. All costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee (provided that the amount of the property management fee payable by Tenant during any Computation Year shall not exceed two and one-half percent (2- 1/2%) of the Base Rent and Additional Rent payable by Tenant during the same Computation Year), accounting, auditing, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located at the Project or off-site, payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Project, and office rent for the Building and/or Project management office or the rental value of such office if it is located within the Building and/or Project.

(vi) Capital Improvements. The cost of capital improvements or other costs incurred in connection with the Building, the Premises and/or the Project (A) which are intended to effect economies in the operation or maintenance of the Building, the Premises and/or the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of structural or nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation, excluding capital improvements to correct a condition existing on the date of this Lease, which an applicable governmental authority, if it had knowledge of such condition, would have required to be corrected pursuant to its then-current interpretation of such laws or regulations, (E) that Landlord determines, in its reasonable discretion, are necessary to enhance Building security and improve security measures at the Project, or (F) that are capitalized by Landlord under generally accepted real estate accounting principles. The cost of capital improvements that are permitted to be included as Operating Expenses shall be amortized over the useful life thereof, as reasonably determined by Landlord, together with interest on the unamortized balance at a rate equal to ten percent (10%) per annum or such higher interest rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements, but in either case not more than the maximum rate permitted by law at the time such capital improvements are constructed or acquired. Upon request by Tenant, Landlord shall provide reasonable documentation of any such higher interest rate paid by Landlord.

Notwithstanding anything in this Paragraph 4(b) to the contrary, Insurance Expenses, Utility Expenses and Taxes shall not be deemed to constitute “Operating Expenses” for purposes of this Paragraph 4(b)(2)(A). In addition, Operating Expenses shall exclude the following: real estate commissions or brokerage fees incurred in connection with the negotiation and execution of leases for the Project; marketing and advertising expenses incurred in connection with the leasing of space in the Project; costs for which Landlord is reimbursed by insurance proceeds; costs incurred in connection with the sale, financing or refinancing of the Building and/or the Project or any part thereof; debt service; the costs of capital improvements other than those permitted to be included in the Operating Expenses pursuant to Paragraph 4(b)(2)(A)(vi) above; depreciation of the Building or equipment; charitable contributions; Landlord’s general overhead; electricity or other utility costs for which Tenant directly contracts for service; late penalties, fines, or interest incurred as a result of Landlord’s inability or unwillingness to make payments when due (unless incurred due to the delinquency of Tenant under this Lease) and/or to file any income tax or other tax or informational returns when due. In addition, Tenant shall receive the benefit of any credits, refunds or discounts realized by Landlord to the extent the full amount of such costs were previously included in Operating Expenses.

(B) “Insurance Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, including, without limitation, premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water, coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises, Building, or Project.

(C) “Utility Expenses” means the cost of all Utilities, including, without limitation, any surcharges, conservation, bond and/or debt repayment surcharges, and charges of a onetime nature for serving the Premises, the Building and the Project or any part thereof that are not separately metered and billed to Tenant or any other tenant, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below.

(D) “Taxes” means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Project or any part thereof, including, without limitation, entitlement fees (excluding any such fees related to the initial development or construction of the Building or the Project), allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), sales tax, rent tax, occupancy tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, (i) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Area. “Taxes” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease.

(E) “Computation Year” shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Proportionate Share(s) of Operating Expenses, Insurance Expenses, Utility Expenses and Taxes shall be equitably adjusted for the Computation Years involved in any such change.

(c) Payment of Additional Rent.

(1) Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. Thereafter, within ninety (90) days of the end of each Computation Year or as soon thereafter as practicable, Landlord shall give to Tenant Notice of Landlord’s estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the following Computation Year. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By April 1 of each Computation Year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year, to be prorated for partial Computation Years during the Term. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior Computation Year shall, at Landlord’s option, be credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within ten (10) days after delivery of such statement.

(2) Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.

(3) With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate

Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project. Further, Operating Expenses, Insurance Expenses, Utility Expenses and/or Taxes paid or incurred in connection with the Project as a whole or multiple buildings in the Project shall be reasonably and equitably allocated by Landlord among the applicable buildings, and Tenant shall pay one hundred percent (100%) of the portion of such Operating Expenses, Insurance Expenses, Utility Expenses and/or Taxes reasonably and equitably allocated to the Building.

(4) In the event the average occupancy level of the Building or the Project for any Computation Year is not ninety-five percent (95%) or more of full occupancy, then the Operating Expenses for such year shall be apportioned among the tenants by the Landlord to reflect those costs which would have occurred had the Building or the Project, as applicable, been ninety-five percent (95%) occupied during such year.

(5) Intentionally Deleted.

(d) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 46 below, are referred to as “Rent.” All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America and through a domestic branch of a United States financial institution. Checks are to be made payable to “Sutter Hill Investors LLC” and shall be mailed to: Woodmont Real Estate Services, Inc., 1050 Ralston Avenue, Belmont, California 94002 or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

(e) Statements Binding. Every statement given by Landlord pursuant to paragraph (c) of this Paragraph 4 shall be conclusive and binding upon Tenant unless within ninety (90) days after the receipt of such statement Tenant shall notify Landlord (a “Dispute Notice”) that it disputes the correctness thereof, specifying, subject to Tenant’s audit rights set forth in paragraph (f) below, the particular respects in which the statement is claimed to be incorrect. Following Landlord’s receipt of a Dispute Notice, Landlord and Tenant shall have a period of forty-five (45) days in which to discuss the matters raised in such Dispute Notice and reach agreement on a resolution thereof. If Landlord and Tenant are not able to resolve such dispute within such forty-five (45) day period, then Tenant shall submit the dispute to arbitration within forty-five (45) days after the end of such forty-five (45) day discussion period. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay Additional Rent in accordance with Landlord’s statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall within thirty (30) days pay Tenant the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s statement.

(f) Audit Rights. Provided Tenant notifies Landlord in accordance with the terms of paragraph (e) above that Tenant disputes a statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the “CPA”) compensated solely on an hourly basis, upon at least thirty (30) days prior notice to Landlord at any time during regular business hours to audit, review and photocopy Landlord’s records pertaining to Operating Expenses for the immediately previous calendar year only. Tenant shall complete the audit and present any disputed charges to Landlord, in writing, within six months of receipt of Landlord’s statement pursuant to Paragraph (c) of this Paragraph 4. If, following Landlord’s receipt of the audit and any disputed charges (the “Report Date”), Landlord disputes the findings contained therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent Certified Public Accountant (the “Third CPA”). The Third CPA, within thirty (30) days of selection, shall, at Tenant’s sole expense, audit the relevant records and certify the proper amount within. That certification shall be final and conclusive. If the Third CPA determines that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Third Party CPA’s decision, without interest. Tenant agrees to keep all information thereby obtained by Tenant confidential and to obtain the agreement of its CPA and Third CPA to keep all such information confidential. Tenant shall provide a copy of such CPA agreements to Landlord promptly upon request.

5.	UTILITY EXPENSES

(a) Tenant shall pay the cost of all water, sewer use, sewer discharge fees and permit costs and sewer connection fees, gas, heat, electricity, refuse pickup, janitorial service, telephone and all materials and services or other utilities of any kind or nature (collectively, “Utilities”) billed or metered separately to the Premises and/or Tenant, together with all taxes, assessments, charges and penalties added to or included within such cost. Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy, and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

(b) Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.

(c) Without limiting the terms of Paragraph 5(a) above, Tenant acknowledges that Landlord has contracted with PG&E to provide electricity for the Building, and that Landlord reserves the right to change the provider of such service at any time and from time to time in Landlord’s sole discretion, provided that such change of provider does not unreasonably disrupt Tenant’s use of the Premises or materially increase Tenant’s costs (any such provider being referred to herein as the “Electric Service Provider”). Tenant shall obtain and accept electrical service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the Term of this Lease, and Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electrical service for or with respect to the Premises or Tenant’s operations therein from any provider of electrical service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other similar arrangement with the Electric Service Provider for the provision of electrical service to Tenant at the Premises. Tenant shall cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including without limitation allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (a) to install, repair, replace, improve and remove any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (b) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Tenant shall provide such information and specifications regarding Tenant’s use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. In no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including without limitation loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.

(d) Notwithstanding anything to the contrary contained in Paragraph 5(c) above or elsewhere in this Lease, if solely as a result of Landlord’s gross negligence or willful misconduct, Landlord fails to provide an Essential Service (as hereinafter defined) (an “Abatement Condition”), which failure prevents Tenant from using all or a material portion of the Premises (the “Abatement Space”), then Tenant may elect, by notice to Landlord, to have Base Rent abate, subject to the following additional conditions having been satisfied in each instance:

(1) With respect to the Abatement Condition in question, Tenant shall have given notice to Landlord of the occurrence thereof, which notice shall designate the cause or suspected cause of the Abatement Condition, if known to Tenant, and the portion of the Premises which is not usable by Tenant, and the Abatement Condition in question shall have continued after Tenant has given such notice for a period of not less than ten (10) consecutive days; and

(2) Tenant, solely because of the occurrence of the Abatement Condition, shall have actually vacated the Abatement Space for not less than ten (10) consecutive days after giving its notice to Landlord of the Abatement Condition.

If, with respect to the Abatement Condition in question, the conditions of this Paragraph 5(d) are fulfilled, then Base Rent shall abate, in the proportion that the rentable square foot area of the Abatement Space actually vacated bears to the rentable square foot area of the Premises, for a period equal to the lesser of (A) the period during which Tenant has actually vacated the Abatement Space, or (B) the period of time between Tenant’s having vacated the Abatement Space and the date Tenant receives notice from Landlord that the Abatement Condition has been cured, provided that such time periods shall not commence to run until the day after Tenant gives Landlord notice of the Abatement Condition as required above. For purposes of this Paragraph 5(d), vacation of the Abatement Space shall not require Tenant to remove furniture, fixtures or equipment. Tenant shall be deemed to have vacated the Abatement Space if, due to the Abatement Condition, the Abatement Space is not usable by Tenant, and Tenant does not in fact conduct any business in or use the Abatement Space. Tenant agrees that furnishing Landlord with notice of the Abatement Condition shall be an election of remedies, and Tenant shall be deemed to have waived any other rights against Landlord at law or in equity, including, but not limited to, an action for money damages in connection with the Abatement Condition in question. Nothing contained herein shall limit Tenant’s right to an abatement of Base Rent or termination of this Lease in the event of a casualty as provided in Paragraph 21 hereof. For purposes hereof, an “Essential Service” shall mean the services to be provided by the heating, ventilation and air conditioning systems, life safety systems, mechanical systems, plumbing and waste disposal systems and electrical systems to the extent Landlord is required to provide such services pursuant to this Paragraph 5.

6.	LATE CHARGE

Notwithstanding any other provision of this Lease to the contrary, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) business days after their due date, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

Initials:              Landlord                                                   Tenant

7.	SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy any Default by Tenant under this Lease, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s Default, and (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five (5) business days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant’s failure to do so shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

8.	POSSESSION

(a) Tenant’s Right of Possession. Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term. In addition, Tenant shall have the right to enter the Premises prior to commencement of the Term as set forth in Exhibit B. Tenant’s entry into and possession of the Premises (or portions thereof) prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except for the obligation to pay Rent.

(b) Delay in Delivering Possession. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors or Landlord’s Investment Advisors (as hereinafter defined) (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The Expiration Date shall be extended by the same number of days that Tenant’s possession of the Premises was delayed beyond the Estimated Commencement Date.

9.	USE OF PREMISES

(a) Permitted Use. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic

Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as herein defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. If any of Tenant’s office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.

(b) Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (1) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises, the Building or the Project, including without limitation, any Laws requiring installation of fire sprinkler systems, seismic reinforcement and related alterations, whether substantial in cost or otherwise, provided, however, that except as provided in Paragraph 9(c) below, Tenant shall not be required to make or, except as provided in Paragraph 4 above, pay for, structural changes to the Premises or the Building not related to Tenant’s specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant’s request; (2) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force; and (3) the Rules and Regulations (as defined in Paragraph 41 of this Lease). Without limiting the generality of the foregoing, to the extent Landlord is required by the city or county in which the Building is located to maintain carpooling and public transit programs, Tenant shall cooperate in the implementation and use of those programs by and among Tenant’s employees. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

(c) Compliance with Americans with Disabilities Act. The Premises, the Building and/or the Project may be subject to, among other Laws, the Americans with Disabilities Act, 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, Title 24 of the State of California Code, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements to be constructed hereunder shall comply with the ADA, and all costs incurred to comply therewith shall be a part of and included in the cost of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly complies with all requirements of the ADA. Subject to reimbursement to the extent permitted pursuant to Paragraph 4(b) above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant’s use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision and Section 10 below, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease

(d) No Roof Access. At no time during the Term shall Tenant have access to the roof of the Building or have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna on the Building or the Project.

10.	ACCEPTANCE OF PREMISES

By its execution hereof, Tenant acknowledges that it had the opportunity to fully inspect the Premises. Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof Any exceptions to the foregoing must be in the Tenant Improvement Work Letter attached as Exhibit B hereto, or by separate written agreement executed by Landlord and Tenant.

11.	SURRENDER

Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (excepting damage by acts of God, fire, normal wear and tear and damage caused by Landlord, unless such damage is covered by insurance Tenant is required to carry hereunder or otherwise has in effect), but with all interior walls repaired or cleaned, any carpets cleaned, all floors cleaned and waxed, vacuumed or re-sealed, as appropriate, all non-working light bulbs and ballasts replaced and all roll up doors, docks, dock levelers and plumbing fixtures in good condition and working order, and (b) otherwise in accordance with Paragraph 32(h) of this Lease. Normal wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains on any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined) and Tenant’s signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations and/or the initial Tenant Improvements constructed and installed pursuant to Exhibit B hereto and to repair any damage caused by such removal. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord.

12.	ALTERATIONS AND ADDITIONS

(a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof. Notwithstanding the foregoing, however, Landlord’s approval shall not be required for Alterations to the interior of the Premises, provided that such Alterations (1) do not cost in excess of Fifteen Thousand Dollars ($15,000.00) in any twelve (12) month period, (2) do not affect or require work to be performed on the structural portions of the Building or the Systems serving the Premises and/or the Building or any portion thereof, (3) do not require the issuance of a building or other governmental permit, authorization or approval, (4) do not require work to be performed in portions of the Building outside the Premises in order to comply with applicable Laws, and (5) are consistent with Landlord’s Building standards in effect at the time of installation of the Alterations (“Minor Alterations”). All references in this Lease to “Alterations” shall mean and include Minor Alterations, unless specified to the contrary.

(b) Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord. In connection with any Alterations, Tenant shall deliver plans and specifications therefor to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord disapproves of proposed plans or specifications, Landlord shall provide in writing the grounds for such disapproval. As a further condition to giving consent, Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a payment and performance bond in form reasonably acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such Alterations, to ensure Landlord against any liability for mechanic’s and materialmen’s liens and to ensure completion of work. Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction. Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Tenant, Landlord’s Investment Advisers, any property manager designated by Landlord and Landlord’s lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).

(c) All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, window coverings, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property. If requested by Landlord, Tenant will pay, prior to the commencement of construction, an amount determined by Landlord necessary to cover the costs of demolishing such Alterations and/or the cost of returning the Premises and the Building to its condition prior to such Alterations.

(d) All telephone systems and/or other related computer or telecommunications equipment or lines must be installed by Tenant within the Premises, although such installations do not require Landlord’s consent, and, at the request of Landlord made at any time prior to the expiration of the Term, removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.

(e) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises (i.e., in excess of the heat load for which the existing HVAC system was designed), or if Tenant plans to use any high-power usage equipment in the Premises (i.e., in excess of the electrical load for which the existing electrical system was designed), Tenant shall obtain the written permission of Landlord, which permission shall not be unreasonably withheld, conditioned or delayed. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

(f) Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

(g) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.

13.	MAINTENANCE AND REPAIRS OF PREMISES

(a) Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, (1) keep and maintain in good order and condition the Building, and repair and replace every part thereof, including glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers; interior lighting (including, without limitation, light bulbs and ballasts), the portions of the plumbing and electrical systems located in or exclusively serving the Premises, all communications systems serving the Building, Tenant’s signage, interior demising walls and partitions, equipment, interior painting and interior walls and floors, and the roll-up doors, ramps and dock equipment, including, without limitation, dock bumpers, and dock lights located in or on the Building (excepting only those portions of the Building or the Project to be maintained by Landlord, as provided in Paragraph 13(b) below), (2) furnish all expendables, including light bulbs, paper goods and soaps, used in the Building, and (3) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Building and, except to the extent that Landlord notifies Tenant in writing of its intention to arrange for such monitoring, cause the fire alarm systems serving the Building to be monitored by a monitoring or protective services firm approved by Landlord in writing. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project. Notwithstanding the foregoing, Tenant shall have no responsibility to repair any damage to the Premises caused solely by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, which is not covered by insurance that Tenant is required to carry under this Lease or otherwise has in effect.

(b) Maintenance by Landlord. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items, Landlord shall repair and maintain the following items: the roof coverings

(provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Parking Area and pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems adjacent to the Building. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

(c) Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

14.	LANDLORD’S INSURANCE

Landlord shall purchase and keep in force fire, extended coverage and “all risk” insurance covering the Building and the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord may maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

15.	TENANT’S INSURANCE

(a) Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord’s investment advisors, property managers and agents from time to time, including, without limitation, UBS Realty Investors LLC, and Landlord’s lenders as additional insureds (collectively, “Landlord’s Insureds”) against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than five thousand dollars ($5,000.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days prior written notice to Landlord (except in the event of cancellation as a result of nonpayment, in which case the insurer shall give Landlord at least ten (10) days prior written notice). Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state/commonwealth in which the Premises are located for the issuance of such type of insurance coverage and rated B+:XIII or better in Best’s Key Rating Guide. The amount of liability coverage required hereunder may be achieved by Tenant’s obtaining excess liability or “umbrella” policies to supplement its primary policy.

(b) Personal Property Insurance. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof No such policy shall contain a deductible greater than five thousand dollars ($5,000.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.

(c) Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000).

(d) Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days notice has been given to Landlord).

16.	INDEMNIFICATION

(a) Of Landlord. Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from (1) the use of the Premises, the Building or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, the Building or the Project, and (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except to the extent is caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease.

(b) No Impairment of Insurance. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

17.	SUBROGATION

Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18.	SIGNS

Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises (including without limitation, being viewed from any of the interior Common Areas) without obtaining Landlord’s prior written consent. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense. In addition to any other rights or remedies available to Landlord, in the event that Tenant erects or installs any sign in violation of this Paragraph 18, and Tenant fails to remove same within three (3) business days after notice from Landlord or erects or installs a similar sign in the future, Landlord shall have the right to charge Tenant a signage fee equal to $100.00 per day for each day thereafter that such sign is not removed or a similar sign is installed or erected in the future. Landlord’s election to charge such fee shall not be deemed to be a consent by Landlord to such sign and Tenant shall remain obligated to remove such sign in accordance with Landlord’s notice.

Tenant, at Tenant’s sole cost and expense, shall have the right to place a Building-standard sign on the Building and on the monument serving the Premises; provided, however, that the location, size, design and method of attachment to the Building of any such sign shall strictly comply with all Laws, and shall be subject to Landlord’s prior reasonable approval.

19.	FREE FROM LIENS

Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.

20.	ENTRY BY LANDLORD

Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers or lenders, or during the last six (6) months of the Term, to prospective tenants, or to alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to

Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the sole active gross negligence or willful misconduct of Landlord); Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” signs, and during the last six (6) months of the Term, to post ordinary “for lease” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.

21.	DESTRUCTION AND DAMAGE

(a) If the Building is damaged by fire or other perils, whether or not covered by extended coverage insurance, Tenant shall give Landlord immediate notice thereof. If the peril causing such damage is covered by Landlord’s insurance, Landlord shall, at Landlord’s option:

(1) In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Building, elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the date (the “Casualty Discovery Date”) Landlord obtains actual knowledge of such destruction. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.

(2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Building for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Building may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within two hundred seventy (270) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event this Lease shall continue in full force and effect. If such repair and restoration requires longer than two hundred seventy (270) days or if insurance proceeds therefor (if any), plus any amounts Tenant may elect or is obligated to contribute, are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event this Lease shall continue in full force and effect, or not to repair or restore, in which event this Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.

(3) Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Building occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by written notice of such election given to Tenant within thirty (30) days after the Casualty Discovery Date.

(b) If the Building is damaged by any peril not fully covered by insurance proceeds to be received by Landlord, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Building to Landlord, except that if the damage to the Building materially impairs Tenant’s ability to continue its business operations in the Building, then this Lease shall be deemed to have terminated as of the date such damage occurred.

(c) Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:

(1) Intentionally Deleted.

(2) If the Building or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than two hundred seventy (270) days from the Casualty Discovery Date.

(3) If the Building or the Premises or any portion thereof is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration.

(4) Intentionally Deleted.

(d) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant’s use of the Building is impaired during the period of such repair or restoration, but only to the extent of rental abatement insurance proceeds received by Landlord; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the acts or inaction of Tenant or Tenant’s Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the Tenant Improvements constructed by Tenant in the Premises pursuant to the terms of Exhibit B, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Tenant’s Alterations.

(f) Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.

(g) If a fire or other casualty materially damages the Building, Landlord shall notify Tenant in writing of Landlord’s good faith estimate of the time required to repair or restore the Building. If Landlord estimates that repair or restoration of the Building cannot be completed within one (1) year following the date of the casualty, Tenant, at its option, may terminate this Lease. Tenant’s notice to Landlord of its election to so terminate this Lease must be delivered to Landlord within thirty (30) days after Tenant’s receipt of Landlord’s repair estimate. If Tenant timely delivers such notice to Landlord, this Lease shall terminate as of a date specified in Tenant’s termination notice, which date shall not be less than ten (10) days nor more than thirty (30) days after such notice is given. Tenant shall have no right to terminate this Lease if Landlord fails to complete repairs or restoration within the time period estimated in good faith by Landlord, provided that Landlord shall diligently prosecute such repairs or restoration to completion.

22.	CONDEMNATION

(a) If the Premises or any portion thereof is permanently taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If ten percent (10%) or more of the Building or twenty percent (20%) or more of the Parking Area is taken, Landlord or Tenant may elect to terminate this Lease as of the date the condemning authority takes title or possession, whichever occurs first. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Building (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation, whether permanent or temporary, or the repair or restoration of the Premises, the Building, the Parking Area, or the Project following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Parking Area or the Project and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises, the Building or the Project or the parking areas for the Building or the Project, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

(b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

23.	ASSIGNMENT AND SUBLETTING

(a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this Paragraph 23 provided that (i) Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (ii) Tenant has not previously assigned or transferred this Lease or any interest herein or subleased the Premises or any part thereof. A transfer of greater than a fifty percent (50%) interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions shall be deemed to be an assignment under this Lease.

(b) When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment, but only if Tenant proposes to assign all of its interest in this Lease or sublet fifty percent (50%) or more of the rentable area of the Building, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

(c) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services then imposed by Tenant, (3) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, and (4) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iii) the proposed sublessee or assignee is either a governmental agency or instrumentality thereof; (iv) the proposed sublessee or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed sublessee or assignee, either (x) occupies space in the Project at the time of the request for consent, or (y) is negotiating with Landlord or has negotiated with Landlord to lease space in the Project during the six (6) month period immediately preceding the date Landlord receives Tenant’s request for consent; and (v) if the proposed subtenant or assignee is a Prohibited Person, as defined in Paragraph 48.

(d) As a further condition to any rights Tenant may have under this Lease to sublet all or any portion of the Premises, Tenant shall offer space for sublease at a starting base rental rate no lower than Landlord’s then current highest asking base rental rate for comparable space in the Project which is then on the market for direct lease. If there is no comparable space in the Project then currently on the market for direct lease, Tenant shall offer the space for sublease at a starting base rental rate no lower than the fair market rental rate for such space.

(e) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, rent and any additional rent or other concessions payable by the assignee or sublessee to Tenant, less reasonable and customary market-based leasing commissions, if any, incurred by Tenant in connection with such assignment or sublease, which commissions shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease, minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(f) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).

(g) Tenant shall pay Landlord’s reasonable fees (including, without limitation, the fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.

(h) A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(i) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

(j) Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 23, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time.

(k) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.

(l) Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.

(m) Notwithstanding anything to the contrary contained in this Paragraph 23, Tenant, during the initial Term, upon written notice to Landlord, but without Landlord’s consent, may assign this Lease to a corporation or other business entity (each herein called a “Related Corporation”) which shall control, be controlled by, or be under common control with, Tenant, provided that such Related Corporation does not store, use, or maintain hazardous materials at the Premises, and provided, further, that in Landlord’s reasonable judgment, the Tangible Net Worth of the Related Corporation immediately following the assignment is substantially equal to the greater of the Tangible Net Worth of Tenant on the date of this Lease or the Tangible Net Worth of Tenant on the date immediately preceding the commencement date of the proposed assignment, and proof reasonably satisfactory to Landlord of such Tangible Net Worth shall have been delivered to Landlord at least thirty (30) days prior to the commencement date of the proposed assignment. The term “Tangible Net Worth” shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles (GAAP), excluding, however, from the determination of total assets, goodwill and other intangibles. Concurrently with providing notice to Landlord of the assignment to a Related Corporation, Tenant shall he required to submit reasonably satisfactory evidence that the assignee is a Related Corporation, together with an executed counterpart of the document effecting the assignment. As used herein in defining Related Corporation, control must include over fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. Similar evidence that such assignee continues to be a Related Corporation shall be furnished by Tenant to Landlord within fifteen (15) days after request therefor, provided such request is not made more often than annually. Any assignment to a Related Corporation shall not relieve Tenant from liability under this Lease.

24.	DEFAULT

(a) The occurrence of any one of the following events shall constitute an default on the part of Tenant (“Default”):

(i) The vacation or abandonment of all or substantially all of the Building by Tenant for a period of ten (10) consecutive days or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse, in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

(ii) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) business days after the same is due; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq. of the California Code of Civil Procedure or any successor statute hereinafter enacted;

(iii) A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder, including, without limitation, Lease Guarantor, if any, (collectively, “Guarantor”) for the benefit of creditors;

(iv) The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

(v) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(vi) Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;

(vii) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 40;

(viii) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(ix) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;

(x) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in subparagraphs (b), (i) (1) or (m) herein or any other subparagraphs of this Paragraph 24, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within sixty (60) days after the giving of the aforesaid written notice;

(xi) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within five (5) business days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months;

(xii) Chronic overuse by Tenant or Tenant’s Agents of parking areas designated for use by the occupants of other buildings in the Project. “Chronic overuse” shall mean use by Tenant or Tenant’s Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during the Term after written notice by Landlord;

(xiii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease;

(xiv) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof;

(xv) Any failure by Tenant to immediately remove, abate or remedy any Hazardous Materials located in, on or about the Premises or the Building in connection with any failure by Tenant to comply with Tenant’s obligations under Paragraph 32;

(xvi) Tenant’s failure to commence business operations in the Premises within ninety (90) days following the Commencement Date, subject to delays beyond Tenant’s reasonable control (other than financial difficulty); and

(xvii) Any representation of Tenant herein or in any financial statement or other materials provided by Tenant or any guarantor of Tenant’s obligations under this Lease shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other materials shall have omitted any material fact.

Tenant agrees that any notice given by Landlord pursuant to Paragraph 24(a)(ii) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

(b) Landlord’s Default. If Landlord fails to perform its obligations under this Lease, Landlord shall not be in default unless Landlord fails to perform such obligations within thirty (30) days after notice by Tenant to Landlord specifying the nature of the obligations Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease by reason of floods, earthquakes, lightning, or any other acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials, or by any other reason beyond Landlord’s reasonable control, or if Landlord enters the Premises or makes any Alterations to the Premises, the Building or any portion thereof pursuant to this Lease, then no such inability or delay by Landlord and no such entry or work by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents. Except as expressly provided to the contrary in Paragraph 5(d) and Paragraphs 21 and 22, this Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant shall not be entitled to any setoff, offset, abatement or deduction of Rent or other amounts due Landlord hereunder if Landlord fails to perform its obligations hereunder. Notwithstanding any provision of this Lease to the contrary, Tenant’s sole remedy for a default of this Lease by Landlord shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach of default by Landlord.

25.	LANDLORD’S REMEDIES

(a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice to Tenant of such intention to terminate. If Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord for the benefit of Tenant including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including without limitation, any unamortized portion of the Tenant Improvement Allowance, such Tenant Improvement Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvement Loan, if any), or assumptions by Landlord of any of Tenant’s previous lease obligations; plus

(5) such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant hereby waives for Tenant and all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(1) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof, or

(2) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

(c) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(b) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order:  (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting;

(4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

(h) Intentionally Deleted.

26.	LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

(a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

(b) Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project or for the preservation of the rights and interests or safety of other tenants of the Building or the Project.

(c) If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (1) ten percent (10%) per annum, or (2) the highest rate permitted by applicable law.

27.	ATTORNEY’S FEES

(a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(b) Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

28.	TAXES

Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant or any of Tenant’s Property pursuant to Paragraph 12 is assessed and taxed with the Project or Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

29.	EFFECT OF CONVEYANCE

The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

30.	TENANT’S ESTOPPEL CERTIFICATE

From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee an Estoppel Certificate in substantially the form attached hereto as Exhibit E and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of (or holder of a deed of trust encumbering) Landlord’s interest or assignee of any mortgage or deed of trust upon Landlord’s interest in the Premises. If Tenant fails to provide such certificate within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee or deed of trust holder.

31.	SUBORDINATION

At the option of Landlord, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages or deeds of trust which may now or hereafter affect the Building, the Property or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages or deeds of trust shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages or deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages or deeds of trust and spreaders and consolidations of such mortgages or deeds of trust. This Paragraph shall be self-operative and no further instrument of subordination shall be required.

Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination; if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) business days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee.”

If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest).

Landlord represents and warrants to Tenant that as of the date of this Lease, there are no Superior Leases or Superior Mortgages encumbering all or any portion of the Premises. Notwithstanding the foregoing provisions of this Paragraph 31, if a Superior Lease or Superior Mortgage is hereafter placed against all or any portion of the Premises, Landlord shall use reasonable efforts to obtain an agreement from the holder thereof, whereby the holder of such Superior Lease or Superior Mortgage agrees that Tenant, upon paying the Base Rent and all of the Additional Rent herein provided for, and observing and complying with the covenants, agreements and conditions of this Lease on its part to be observed and complied with, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease (including any exercised renewal term), without hindrance or interference from anyone claiming by or through said Superior Mortgagee or Superior Lessor and that said Superior Mortgagee or Superior Lessor, upon succeeding to Landlord’s interest in the Premises and the Lease, shall observe and comply with all of Landlord’s duties under this Lease (subject to limitations and exclusions customarily required by Superior Lessors or Superior Mortgagees). Tenant shall bear all costs and expenses (including attorneys’ fees) of the holder of such future Superior Lease or Superior Mortgage in connection with any such non-disturbance agreement for the benefit of Tenant.

32.	ENVIRONMENTAL COVENANTS

(a) Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit G and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, upon request by Landlord not more frequently than annually, and at such other times as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit G or in such updated format as Landlord may require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its sole and absolute discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Paragraph 32(a).

(b) As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains (1) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (2) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (3) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (4) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (5) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (6) polychlorinated biphenyls; (7) lead and lead-containing materials; or (8) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises or any adjacent area or property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent area or property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

(c) As used in this Lease, the term “Environmental Laws” shall mean and include (1) CERCLA, RCRA and TSCA; and (2) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (A) pollution, (B) the protection or regulation of human health, natural resources or the environment, (C) the treatment, storage or disposal of Hazardous Materials, or (D) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

(d) Tenant will (1) not (A) permit Hazardous Materials to be present on or about the Premises except in a commercially reasonable manner and quantity strictly necessary for the ordinary performance of Tenant’s business or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project; (2) comply with all Environmental Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (3) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, Building or Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 32.

(e) If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (1) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (2) any additional requirements of Landlord that are necessary, in Landlord’s sole discretion, to protect the value of the Premises, the Building or the Project. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord’s sole discretion, to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant promptly upon demand.

(f) Upon reasonable notice to Tenant, Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term of this Lease. In the event (1) such inspections reveal the presence of any such Hazardous Material caused by Tenant’s use of the Premises or other condition or activity caused by Tenant’s use of the Premises in violation of the requirements of this Lease or of any Environmental Laws, or (2) Tenant or its Agents contribute or knowingly consent to the presence of any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project or exacerbate the condition of or the conditions caused by any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. The cost of such testing shall be an expense of Landlord and not reimbursed by Tenant if Tenant has not violated any Environmental Laws. Tenant will supply to Landlord such historical and operational information regarding the Premises and surrounding areas as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Tenant agrees to give Landlord at least sixty (60) days’ prior notice of its intention to vacate the Premises so that Landlord will have an opportunity to perform such an inspection prior to such vacation. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage, treatment or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(g) Landlord shall have the right, but not the obligation, prior or subsequent to a Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises, the Building or the Project in violation of Tenant’s obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Paragraph 32 shall be payable by Tenant upon demand.

(h) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of mold, debris, waste and Hazardous Materials and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Tenant’s use of Hazardous Materials in or about the Premises. Tenant’s obligations and liabilities pursuant to the provisions of this Paragraph 32 shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, mold, debris, or waste, including, without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for normal wear and tear, including, without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 35 of this Lease.

(i) Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises, the Building or the Project, damages due to loss or restriction of rentable or useable space, and damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims, liabilities and expenses (including, without limitation, attorneys’, consultants’, and experts’ fees)) incurred by Landlord during or after the term of this Lease and attributable to (1) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents, or resulting from the action or inaction of Tenant or Tenant’s Agents, or (2) Tenant’s breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.

(j) Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, “Mold Prevention Practices”). Tenant will, at its sole cost and expense, keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices and acknowledges that the control of moisture, and prevention of mold within the Premises are integral to its obligations under this Lease.

(k) Tenant, at its sole cost and expense, shall:

(i) Regularly monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise to or be attributed to mold including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks, or any other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”); and

(ii) Immediately notify Landlord in writing if it observes, suspects, has reason to believe or should know of mold or Mold Conditions are present in, at, or about the Premises.

(l) In the event of suspected mold or Mold Conditions in, at, or about the Premises and surroundings areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present in, at, or about the Premises.

(m) Tenant releases and relieves Landlord from any and all liability for bodily injury and damage to property, waives any and all claims against Landlord, and assumes all risk of personal injury and property damage related to or allegedly caused by or associated with any mold or Mold Conditions in or on the Premises existing on the Commencement Date or arising thereafter.

(n) Notwithstanding anything to the contrary contained in this Paragraph 32, in no event shall Tenant be required to clean up, remove or remediate or be liable for any Pre-Existing Hazardous Materials in or at the Premises, except to the extent that any hazard posed by such Pre-Existing Hazardous Materials is exacerbated by, or the cost to clean up, remove or remediate such Pre-Existing Hazardous Materials is increased as a result of, the acts or omissions of Tenant or Tenant’s Agents. Further, in no event shall Tenant be liable for any claims, damages or losses due to the effects of Hazardous Materials on the Premises, the Building or the Project caused by owners, tenants, licensees, or invitees of other properties or other third parties (excluding Tenant and Tenant’s Agents), except to the extent that any hazard posed by such Hazardous Materials is exacerbated by, or the cost to clean up, remove or remediate such Hazardous Materials is increased as a result of, the acts or omissions of Tenant or Tenant’s Agents. For purposes of this Paragraph 32, the term “Pre-Existing Hazardous Materials” shall mean Hazardous Materials (classified as such on the Commencement Date) existing in or at the Premises on the date physical possession thereof is delivered to Tenant.

(o) The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

33.	NOTICES

All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or nationally recognized overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.

34.	WAIVER

The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

35.	HOLDING OVER

Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to the greater of one hundred fifty percent (150%) of the fair market rental value for the Premises as reasonably determined by Landlord or two hundred percent (200%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32(h), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

36.	SUCCESSORS AND ASSIGNS

The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

37.	TIME

Time is of the essence of this Lease and each and every term, condition and provision herein.

38.	BROKERS

Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

39.	LIMITATION OF LIABILITY

In the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest in the Building of the then-current Landlord or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is reasonably determined by Landlord) provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the “Landlord Parties” in connection with the Project, Building or Premises. For purposes of this Lease, “Landlord Parties” shall mean, collectively, Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this Paragraph 39 shall apply only to the Landlord, the Landlord Parties and the other parties herein described, and shall not be for the benefit of any insurer nor any other third party.

40.	FINANCIAL STATEMENTS

Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

41.	RULES AND REGULATIONS

Tenant shall comply with the rules and regulations attached hereto as Exhibit D, along with any modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt in the future from time to time for the orderly and proper operation of the Building and the Project (collectively, the “Rules and Regulations”). The Rules and Regulations may include, but shall not be limited to the following:  (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish at the sole cost and expense of Tenant. The then-current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations.

42.	MORTGAGEE PROTECTION

(a) Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.

(b) Rights to Cure. Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by a method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

43.	INTENTIONALLY DELETED.

44.	PARKING

(a) Provided that Tenant shall not then be in Default under the terms and conditions of this Lease, and provided further, that Tenant shall comply with and abide by Landlord’s parking rules and regulations from time to time in effect, (i) Tenant shall have a license to use the Parking Area for the parking of standard size passenger automobiles, pick-up trucks, vans, SUV’s, and Tenant-owned delivery vehicles the number of parking spaces set forth in the Basic Lease Information and (ii) Tenant shall have the license to use, on a non-exclusive basis, for the parking of Tenant’s trucks and trailers, the areas designated from time to time by Landlord as truck and trailer parking areas; provided, however, that Landlord shall not be required to enforce Tenant’s right to use such parking spaces and parking areas, if any; and, provided further, that the number of parking spaces and parking areas allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces or other areas in the parking areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event affecting such parking areas or any modifications made by Landlord to such parking areas. All unreserved spaces and other areas will be on a first-come, first-served basis in common with other tenants of and visitors to the Project in parking spaces or other areas provided by Landlord from time to time in the Project’s parking areas. In the event Tenant is granted the use of exclusive and designated parking spaces, as indicated in the Basic Lease Information, then such spaces shall be located in the area(s) designated by Landlord from time to time. Tenant’s license to use the parking spaces or other areas provided for herein shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the parking areas may impose from time to time, including, without limitation, the imposition of a parking charge.

(b) If at any time Landlord shall make available to Tenant any parking area outside the Premises, then each vehicle, truck or trailer using such parking area shall, at Landlord’s option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit its Agents to park any vehicles in locations other than those specifically designated by Landlord as being for Tenant’s use, including, without limitation, the parking of trucks and trailers only in areas so designated by Landlord and in no other areas. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor Landlord’s Agents shall be liable for:  (i) loss or damage to any vehicle or other personal property parked or located upon or within the Parking Area or elsewhere in the Project whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around the Parking Area or elsewhere in the Project or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

(c) Tenant recognizes and agrees that visitors, clients and/or customers (collectively the “Visitors”) to the Premises must park automobiles or other vehicles only in the Parking Area.

(d) In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or regulatory fee as Additional Rent under this Lease, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).

(e) Intentionally Deleted.

45.	ENTIRE AGREEMENT

This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.

46.	INTEREST

Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within five (5) business days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the greater of (a) an annual rate equal to the maximum rate of interest permitted by law or (b) ten percent (10%) per annum. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

47.	CONSTRUCTION

This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises is located. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. The phrase “business days” shall mean Monday through Friday, excluding any days on which banking institutions in the State of California are authorized or required by law to close. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

48.	REPRESENTATIONS AND WARRANTIES OF TENANT AND LANDLORD

Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of this Lease. Tenant shall re-certify such representations and warranties to Landlord periodically, upon Landlord’s reasonable request.

(a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in the state in which the Premises is located and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

(c)

(A) Tenant is not in violation of any Anti-Terrorism Law;

(B) Tenant is not, as of the date hereof:

(i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(C) neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986,

Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofachllsdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 10756), as may be amended from time to time.

Landlord hereby makes the following representations and warranties, each of which is material and being relied upon by Tenant, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of this Lease.

(a) If Landlord is an entity, Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in the state in which the Premises is located and the persons executing this Lease on behalf of Landlord have the full right and authority to execute this Lease on behalf of Landlord and to bind Landlord without the consent or approval of any other person or entity. Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms.

(b) Landlord has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

49.	NAME OF BUILDING

In the event Landlord chooses to change the name or address of the Building and/or the Project, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.

50.	SECURITY

(a) Tenant acknowledges and agrees that, while Landlord, in its sole and absolute discretion, may engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises, the Building or the Project and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any bodily injury, loss by theft or any other damage suffered or incurred by Tenant or Tenant’s employees, invitees, and visitors in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.

(b) Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

51.	JURY TRIAL WAIVER

Tenant hereby waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord is a party. Tenant hereby agrees that, to the extent permitted by Law, this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

52.	RECORDATION

Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

53.	RIGHT TO LEASE

Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.

54.	FORCE MAJEURE

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil comrnotions, insurrection, war, acts of terrorism, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (each, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance cause by a Force Majeure.

55.	ACCEPTANCE

This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant and Landlord’s receipt of the Security Deposit, Prepaid Rent, and the first installment of estimated Additional Rent.

56.	RENEWAL OPTION

(a) Exercise of Options. Provided Tenant is not in default (beyond applicable notice and grace periods) pursuant to any of the terms and conditions of this Lease, Tenant shall have the option (the “Option”) to renew this Lease for an additional five (5) year period (the “Option Period”) for the period commencing on the date following the Expiration Date upon the terms and conditions contained in this Lease, except as provided in this Paragraph 56. To exercise the Option, Tenant shall give Landlord notice (the “Extension Notice”) of exercise not less than six (6) months or more than fifteen (15) months prior to the date on which the Option Period which is the subject of the notice will commence. The notice shall be given as provided in Paragraph 33 hereof. In the event Tenant shall exercise the Option, this Lease will terminate in its entirety at the end of the Option Period and Tenant will have no further Options to renew or extend the Term of this Lease.

(b) Determination of Base Rent. The Base Rent for the Option Period, shall be determined as follows:

(i) Landlord and Tenant will have thirty (30) days after Landlord receives the Extension Notice within which to agree on the fair market rental value of the Premises as of the commencement date of the Option Period, as defined in subsection (ii) below. If they agree on such value within thirty (30) days, such value shall be the Base Rent for the Option Period, and the parties will amend this Lease by stating the Base Rent.

(ii) If Landlord and Tenant are unable to agree on the Base Rent for the Option Period within thirty (30) days, the Base Rent for the Option Period will be the greater of (i) the-fair market rental value of the Premises as of the commencement date of the Option Period as determined in accordance with subsection (iii) hereof, and (ii) the highest Base Rent set forth in the Basic Lease Information. As used in this Lease, the “fair market rental value of the Premises” means what a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would determine as Base Rent (including initial monthly rent and rental increases) for the Option Period, as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design, location and amenities of the Premises and the Project, and the rent for comparable buildings located in the vicinity of the Project (including rent abatements and other concessions); provided, however, that neither the initial Tenant Improvements to the Premises, nor any Alterations installed in the Premises by or for Tenant, shall be taken into consideration.

(iii) Within thirty (30) days after the expiration of the thirty (30) day period set forth in subparagraph (ii) above, Landlord and Tenant shall each appoint one licensed real estate appraiser or real estate broker (such broker to have no less than ten (10) years of relevant experience relating to the rental of space comparable to the Premises in the applicable submarket in which the Project is located) (collectively, the “Appraisers”) (Landlord and Tenant to each pay the cost of their own Appraiser), and the Appraisers so appointed shall jointly attempt to determine and agree upon the then fair market rental value of the Premises. If they are unable to agree, then each Appraiser so appointed shall set one value, and notify the other Appraiser, of the value set by him or her, concurrently with such Appraiser’s receipt of the value set by the other Appraiser. The two Appraisers then shall, together, select a third licensed appraiser or broker (such broker to have no less than ten (10) years of relevant experience relating to the rental of space comparable to the Premises in the applicable submarket in which the Project is located) (the cost of such third appraiser or broker shall be shared equally by Landlord and Tenant), who shall make a determination of the then fair market rental value, after reviewing the reports of the first two Appraisers appointed by the parties, and after doing such independent research as he/she deems appropriate. The value determined by the third appraiser or broker shall be the then fair market rental value of the Premises.

57.	QUIET ENJOYMENT

So long as Tenant pays the Base Rent and Additional Rent due hereunder and observes and performs all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, subject to the provisions of this Lease and the rights of any Superior Lessor or Superior Mortgagee.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:		TENANT:

SUTTER HILL INVESTORS LLC,		CORSAIR MEMORY, INC.,
a Delaware limited liability company		a California corporation

By: UBS Realty Investors LLC, a Massachusetts limited liability company,		By:	/s/ John E. Green
its Manager		Print Name:	John E. Green
		Its:	Chief Financial Officer/Secretary

By:	/s/ [Illegible]
Its:	Director

By:
Print Name:
Its:

EXHIBIT A

DIAGRAM OF THE PREMISES

Exhibit A–1

EXHIBIT B

TENANT IMPROVEMENT

WORK LETTER

This Work Letter is attached to and forms a part of the Warehouse/Industrial Lease Agreement dated January 18, 2005 (the “Lease”), by and between Sutter Hill Investors LLC, a Delaware limited liability company (“Landlord”), and Corsair Memory, Inc., a California corporation (“Tenant”), pertaining to certain premises located at 46221-46231 Landing Parkway, Fremont, California. Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Work Letter, and capitalized terms used without being defined in this Work Letter shall have the meanings given them in the Lease.

The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of all alterations, additions and improvements which Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant under the Lease. Such alterations, additions and improvements to the Premises are referred to in this Work Letter as the “Tenant Improvements,” and the work of constructing the Tenant Improvements is referred to as the “Tenant Improvement Work.”

Landlord and Tenant agree as follows:

1. General.

1.1 Tenant is solely responsible for designing the Tenant Improvements and performing the Tenant Improvement Work (subject to Landlord’s rights of review and approval set forth in this Work Letter).

1.2 Landlord’s sole interest in reviewing and approving the Construction Drawings (as hereinafter defined) is to protect the Project and Landlord’s interests, and no such review or approval by Landlord shall be deemed to create any liability of any kind on the part of Landlord, or constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval that the Space Plans or Final Working Drawings are correct or accurate, or are in compliance with any Laws.

1.3 Tenant shall be responsible for all costs of designing the Tenant Improvements and performing the Tenant Improvement Work.

1.4 On reasonable prior notice, Landlord will permit Tenant and Tenant’s Construction Agents (as defined below) to enter the Premises from time to time prior to the Estimated Commencement Date for the sole purpose of performing the Tenant Improvement Work. Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s Agents harmless from and against any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) (“Claims”) suffered or incurred by Landlord or Landlord’s Agents arising from such entry.

Exhibit B–1

1.5 Any default by Tenant under this Exhibit B shall constitute a default under the Lease. If a Default occurs under the Lease or a default occurs under this Work Letter at any time on or before the Commencement Date, then in addition to all other rights and remedies granted to Landlord under the Lease, Landlord shall have the right to cause Tenant’s Contractor to cease construction of the Tenant Improvements and all other obligations of Landlord under this Work Letter shall be suspended until such time as the default is cured.

1.6 If the Building and/or the Premises is damaged by fire or other casualty prior to the Commencement Date, the Commencement Date shall be deemed to have occurred as of the date of the casualty, and the rights and obligations of the parties shall be governed by Paragraph 21 of the Lease.

2. Design and Approval of the Tenant Improvements.

2.1 Selection of Tenant’s Architect; Construction Drawings.

(a) Tenant shall retain an architect/space planner (“Tenant’s Architect”) to prepare the Construction Drawings. Tenant’s Architect shall be subject to the written approval of Landlord, which approval will not be unreasonably withheld or delayed. Tenant shall retain engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to work to be performed on the structural portions of the Building or the Systems in the Premises, if any, in connection with the Tenant Improvements. The plans and drawings to be prepared by Tenant’s Architect and the Engineers hereunder shall be known, collectively, as the “Construction Drawings”.

(b) If readily available, Landlord may supply Tenant with a set of drawings of the Building which Tenant may use in connection with the preparation of the Construction Drawings, but Tenant agrees that Landlord shall have no liability for the completeness or accuracy thereof, and Tenant’s Architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings.

2.2 Space Plans. Prior to drafting any Construction Drawings, Tenant shall furnish Landlord with Tenant’s final space plans for the Premises (“Space Plans”). The Space Plans shall show locations of all proposed improvements, including partitions, cabinetry, equipment and fixtures, shall identify materials and finishes by location, and shall specify the location of any proposed structural floor penetrations, the location and extent of floor loading in excess of Building capacity, if any, any special HVAC requirements, the location and description of any special plumbing requirements, and any special electrical requirements. In addition, the Space Plans shall show telephone and telecommunications facilities, and computer and electronic data facilities. Landlord shall approve or disapprove the Space Plans by written notice given to Tenant within ten (10) business days after receipt of the Space Plans. Landlord shall not unreasonably withhold its approval of the Space Plans, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Space Plans if, in Landlord’s good faith judgment, any one or more of the following situations exist: (a) the proposed Tenant Improvements will adversely affect the exterior appearance of the Building; (b) the proposed Tenant Improvements may impair the structural strength of the Building, adversely affect any Systems or materially adversely affect the value of the Building; (c) the

Exhibit B–2

proposed Tenant Improvement Work would trigger the necessity under Laws or otherwise for work to be performed outside the Premises; (d) the specifications for the proposed Tenant Improvements are not consistent with, or would detract from, the character or image of the Project; or (e) the proposed Tenant Improvement Work is specialized for Tenant’s particular use and would not be used by typical warehouse/industrial tenants. If Landlord disapproves the Space Plans, Landlord shall return the Space Plans to Tenant with a statement of Landlord’s reasons for disapproval, or specifying any required corrections and/or revisions. Landlord shall approve or disapprove of any revisions to the Space Plans by written notice given to Tenant within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Space Plans.

2.3 Final Working Drawings. Following Landlord’s approval of the Space Plans, Tenant shall cause Tenant’s Architect and the Engineers to prepare and submit for Landlord’s approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, fire protection, electrical and plumbing working drawings for the Tenant Improvement Work, in a form which is sufficiently complete to permit subcontractors to bid on the work, obtain all required Permits (as hereinafter defined) and commence construction (the “Final Working Drawings”). Tenant shall furnish Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall approve or disapprove of the Final Working Drawings by giving written notice to Tenant within ten (10) business days after receipt thereof. Landlord shall not unreasonably withhold or delay its approval of the Final Working Drawings, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Working Drawings for any of the reasons specified in clauses (a) through (e) of Section 2.2 above, or if in Landlord’s good faith judgment, the Final Working Drawings are inconsistent with, or do not conform to, the Space Plans. If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a statement of Landlord’s reasons for disapproval and/or specifying any required corrections or revisions. Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Final Working Drawings (as so approved, the “Approved Working Drawings”).

3. Construction of Tenant Improvements.

3.1 Contracts with Tenant’s Contractor and Subcontractors.

(a) Tenant shall retain a licensed general contractor as the contractor for the construction of the Tenant Improvements (“Tenant’s Contractor”). Tenant’s Contractor must be experienced in the performance of work comparable to the work of the Tenant Improvements in buildings comparable to the Building, and shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. All subcontractors, laborers, materialmen and suppliers used by Tenant (such subcontractors, laborers, materialmen and suppliers, together with Tenant’s Contractor, are collectively referred to herein as “Tenant’s Construction Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord reserves the right to require that any work to be performed on the Systems be performed by subcontractors specified by Landlord.

Exhibit B–3

(b) Upon Tenant’s execution thereof, Tenant shall furnish Landlord with true and correct copies of all construction contracts between or among Tenant, Tenant’s Contractor and all subcontractors relating to the Tenant Improvement Work, provided that Landlord’s review of such contracts shall not relieve Tenant from its obligations under this Work Letter nor shall such review be deemed to constitute Landlord’s representation that such contracts comply with the requirements of this Work Letter. All such contracts shall expressly provide that (i) the work to be performed thereunder shall be subject to the terms and conditions of this Work Letter, including, without limitation, that such work shall comply with the Tenant Construction Rules and Regulations for the Project in effect from time to time, and (ii) the Tenant Improvement Work (or in the case of a subcontractor, the portion thereof performed by such subcontractor) shall be warranted in writing to Tenant and Landlord to be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion of the Tenant Improvement Work. Tenant agrees to give to Landlord any assignment or other assurances which may be necessary to permit Landlord to directly, enforce such warranties (such warranties shall include, without additional charge, the repair of any portion of the Building or Common Areas which may be damaged as a result of the removal or replacement of the defective Tenant Improvements). Tenant shall cause Tenant’s Construction Agents to engage only labor that is harmonious and compatible with other labor working in the Project. In the event of any labor disturbance caused by persons employed by Tenant or Tenant’s Contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance. If at any time any of Tenant’s Construction Agents interferes with any other occupant of the Project, or hinders or delays any other work of improvement in the Project, or performs any work which may or does impair the quality, integrity or performance of any portion of the Project, including any portions of the Systems, Tenant shall cause such subcontractor, laborer, materialman or supplier to leave the Project and remove all tools, equipment and materials immediately upon written notice delivered to Tenant, and, without limiting Tenant’s indemnity obligations set forth in Paragraph 16 of the Lease, Tenant shall reimburse Landlord for all costs, expenses, losses or damages incurred or suffered by Landlord resulting from the acts or omissions of Tenant’s Construction Agents in or about the Project.

3.2 Permits. Following approval of the Final Working Drawings, Tenant shall obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all Laws applicable to, the construction of the Tenant Improvements in accordance with the Approved Working Drawings (the “Permits”). Tenant shall provide Landlord with copies of any documents or applications filed by Tenant to obtain Permits concurrently with any such filing, but in no event shall Tenant file any such documents or applications until the Final Working Drawings have been approved. Tenant agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits or the certificate of occupancy for the Premises, and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord will cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such Permit or certificate of occupancy. Any amendments or revisions to the Approved Working Drawings that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant’s Architect, at Tenant’s expense, and submitted to Landlord for Landlord’s review and approval as a Change Order under Section 5 below. If Landlord disapproves of such amendments or revisions, Landlord shall return the same to Tenant with a statement of

Exhibit B–4

Landlord’s reasons for disapproval, or specifying any required corrections. This procedure shall be repeated until Landlord approves the amendments or revisions and all Permits have been obtained for the Approved Working Drawings, as so amended.

3.3 Commencement of Work. At least ten (10) days prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord a notice specifying the date Tenant will commence construction of the Tenant Improvements, the estimated date of completion of the Tenant Improvements and the construction schedule provided by Tenant’s Contractor. In addition, prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord the following: (a) all Permits required to commence construction of the Tenant Improvements; (b) a copy of the executed construction contract with Tenant’s Contractor, in the form previously approved by Landlord, together with a detailed breakdown, by trade, of the final costs to be incurred, or which have theretofore been incurred, in connection with the design and construction of the Tenant Improvements, which costs of construction form a basis for the amount of the construction contract; and (c) true and correct copies of all policies of insurance, or original certificates thereof executed by an authorized agent of the insurer or insurers, together with any endorsements referred to in Section 3.5 below, confirming to Landlord’s reasonable satisfaction compliance with the insurance requirements of this Work Letter.

3.4 Performance of Work. All work performed by Tenant’s Contractor shall strictly conform to the Approved Working Drawings, shall comply with all applicable Laws (including building codes) and all applicable standards of the American Insurance Association and the National Electrical Code and all building material manufacturer’s specifications, shall comply with all rules and regulations from time to time adopted by Landlord to govern construction in or about the Project, including the Tenant Construction Rules and Regulations, and shall be performed in a good and professional manner and so as not to interfere with the occupancy of any other tenant of the Project, the performance of any other work within the Project, or with Landlord’s maintenance or operation of the Project. At all times during construction of the Tenant Improvements, Landlord and Landlord’s employees and agents shall have the right to enter the Premises to inspect the Tenant Improvement Work, and to require the correction of any faulty work or any material deviation from the Approved Working Drawings. Tenant shall not close-up any Tenant Improvement Work affecting the Systems in the Premises until the same have been inspected and approved by Landlord’s agents. No inspection or approval by Landlord of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any Laws, and Tenant shall be fully responsible and liable therefor. In addition to the Construction Administration Costs under Section 4.2 below, Tenant shall reimburse Landlord for the cost of any repairs, corrections or restoration which must be made, in Landlord’s good faith judgment, to the Premises or any other portion of the Project, if caused by Tenant’s Contractor or any other of Tenant’s Construction Agents.

3.5 Insurance. At all times during the construction of the Tenant Improvements (and in the case of Products and Completed Operations Coverage, for 5 years following completion of the Tenant Improvement Work), in addition to the insurance required to

Exhibit B–5

be maintained by Tenant under the Lease, Tenant shall require all of Tenant’s Construction Agents to maintain (a) Commercial General Liability Insurance with limits of not less than $2,000,000 combined single limit for bodily injury and property damage, including personal injury and death, and Contractor’s Protective Liability, and Products and Completed Operations Coverage in an amount not less than $500,000 per incident, $1,000,000 in the aggregate; (b) Comprehensive automobile liability insurance with a policy limit of not less than $1,000,000 each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 “any auto”, and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; (c) Worker’s Compensation with statutory limits and Employer’s Liability Insurance with limits of not less than $100,000 per accident, $500,000 aggregate disease coverage and $100,000 disease coverage per employee. In addition, Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, including such extended coverage endorsements as may be reasonably required by Landlord. Tenant’s liability insurance shall be written on an “occurrence” basis and shall name Landlord’s Insureds as additional insureds (by endorsement reasonably acceptable to Landlord). The “Builder’s All Risk” insurance shall name Landlord and such other parties as Landlord may specify as the loss payee(s) with respect to all proceeds received therefrom. All of the insurance required to be carried by Tenant hereunder shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, shall provide that Landlord shall receive thirty (30) days’ written notice from the insurer prior to any cancellation or change of coverage, and shall be placed with companies which are rated A:X or better by Best’s Insurance Guide and licensed to business in the State of California. All deductibles and self-insured retentions under Tenant’s policies are subject to Landlord’s reasonable approval, and all insurance, except Workers’ Compensation, maintained by Tenant’s Construction Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Tenant’s compliance with the provisions of this Section shall in no way limit Tenant’s liability under any of the other provisions of the Lease.

3.6 Liens. Tenant shall keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to remove any such lien within five (5) days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all costs and obligations incurred by Landlord in so doing shall immediately become due and payable by Tenant to Landlord as Additional Rent under the Lease. Landlord shall have the right to post and keep posted on the Premises any notices that may be required or permitted by Laws, or which Landlord may deem to be proper, for the protection of Landlord and the Building from such liens. Promptly following completion of construction, Tenant shall provide Landlord a copy of a final unconditional lien release from Tenant’s Contractor and each of Tenant’s Construction Agents who performed work or supplied materials for the Tenant Improvements. Upon completion of construction, Tenant shall promptly record a Notice of Completion in accordance with California Civil Code Section 3093 and provide a copy thereof to Landlord.

Exhibit B–6

4. Responsibility for Design and Construction Costs.

4.1 General. Tenant shall pay all costs for the design and construction of the Tenant Improvements.

4.2 Construction Administration Costs. Intentionally Deleted.

4.3 Utilities. Landlord shall pay for all electricity, gas and water furnished to the Premises prior to the Commencement Date.

5. Change Orders. Landlord will not unreasonably withhold its approval of (a) any request by Tenant, or by Tenant’s Contractor with Tenant’s approval, to amend or change the Approved Working Drawings, or (b) any change or amendment to the Approved Working Drawings that may be necessary to obtain any Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a “Change Order”), provided such Change Order does not diminish the quality of construction of the Tenant Improvements. Without limiting the generality of the foregoing, however, Tenant acknowledges that it shall not be unreasonable for Landlord to withhold consent to any Change Order if any of the circumstances listed in clauses (a) through (e) of Section 2.2 of this Work Letter applies. No material changes or modifications to the Approved Working Drawings shall be made unless by written Change Order signed by Landlord and Tenant. Tenant shall pay all costs attributable to Change Orders, including costs incurred by Landlord in reviewing proposed Change Orders.

6. Ownership of Tenant Improvements. The Tenant Improvements shall be deemed, effective upon installation, to be a part of the Premises and the Building and shall be deemed to be the property of Landlord (subject to Tenant’s right to use the same during the Tern of the Lease), and shall be surrendered at the expiration or earlier termination of the Term, unless Landlord shall have conditioned its approval of the Final Working Drawings or any Change Order on Tenant’s agreement to remove any items thereof, in which event, prior to the expiration or termination of the Term, the specified items shall be removed at Tenant’s expense, any damage caused by such removal shall be repaired, and the Premises shall be restored to their condition existing prior to the installation of the items in question, normal wear and tear excepted. The removal, repair and restoration described above shall, at Landlord’s sole election, be performed either by Tenant or by Landlord; and if such work shall be performed by Landlord, Tenant shall pay to Landlord, within twenty (20) days following Landlord’s demand, the reasonable cost and expense of such work.

7. Landlord’s Work; Condition of Roof and Systems.

7.1 Landlord, at Landlord’s expense, shall repair or replace (as reasonably determined by Landlord and Tenant) the existing tile floor in the main assembly area located in the north side of the Building, to the extent such tile floor is damaged as of the date of the Lease.

7.2 Landlord, at Landlord’s expense, shall repair existing roof leaks within sixty (60) days after the date of the Lease, subject to Force Majeure delays. Landlord represents, as of the Commencement Date, that the roof (including the roof membrane), ceiling tiles, and structural portions of the Building, the Parking Area, and the Systems serving the Premises are in

Exhibit B–7

good working condition and repair. If it is determined, within ninety (90) days following the Commencement Date, that the ceiling tiles, the Parking Area, or the Systems serving the Premises (other than the HVAC) were not in the required condition as of the Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but as Tenant’s sole remedy, Landlord, at no expense to Tenant, shall promptly cause the deficient portions of the Premises to be placed in the required condition. If it is determined, within the first twelve (12) months following the Commencement Date, that the roof of the Building, structural portions of the Building, or the HVAC serving the Premises were not in the required condition as of the Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but as Tenant’s sole remedy, Landlord, at no expense to Tenant, shall promptly cause the roof (including any ceiling tiles damaged due to roof leaks), structural portions of the Building, and/or the HVAC to be placed in the required condition.

7.3 Landlord, at Landlord’s expense, shall place all existing doors not affected by construction of the Tenant Improvements on their hinges prior to commencement of construction of the Tenant Improvement Work.

Exhibit B–8

EXHIBIT C

COMMENCEMENT AND EXPIRATION DATE MEMORANDUM

LANDLORD:	SUTTER HILL INVESTORS LLC, a Delaware limited liability company

TENANT:	CORSAIR MEMORY, INC., a California corporation

LEASE DATE:	January 18, 2005

PREMISES:	Located at 46221 Landing Parkway, Fremont, CA

Tenant hereby accepts the Premises as being in the condition required under the Lease.

The Commencement Date of the Lease is hereby established as                 ,          and the Expiration Date is                     ,         .

TENANT:	CORSAIR MEMORY, INC.,
a California corporation

By:
Print Name:
Its:

Approved and Agreed:

Landlord:

SUTTER HILL INVESTORS LLC, a Delaware limited liability company

By:	UBS Realty Investors LLC,
a Massachusetts limited liability company
Its:	Manager

By:

Print Name:

Title:

Exhibit C–1

EXHIBIT D

RULES AND REGULATIONS

This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit D to the Lease Agreement, dated as of the Lease Date, by and between landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.

1. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.

2. All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.

3. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.

4. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

5. Tenant shall not make any duplicate keys or key cards to the Premises or the Building without the prior consent of Landlord.

6. Tenant shall park motor vehicles in parking areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

7. Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or Project and shall cooperate to prevent same.

8. No person shall go on the roof without Landlord’s permission.

9. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

10. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

Exhibit D–1

11. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

12. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

13. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord and will not reduce the amount of available parking space in the Parking Area.

14. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

15. Tenant shall not permit any animals, including but not limited to, any household pets (but excluding service animals, which are permitted), to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.

16. Smoking is permitted only in designated areas.

INITIALS:

TENANT:

LANDLORD:

Exhibit D–2

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

                              (herein “Tenant”) hereby certifies to                              and its successors and assigns that Tenant leases from                              (“Landlord”) approximately              square feet of space (the “Premises”) in                      pursuant to that certain Lease Agreement dated                      by and between Landlord and Tenant, as amended by              (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to                     , that as of the date hereof:

1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

2. Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.

3. The initial term of the lease commenced                      and shall expire                     . Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises:                                                  .

4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows:                                                  .

5. Base Rent payable under the Lease is                     . Base Rent and additional Rent have been paid through                             . There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.

6. There are no concessions, bonuses, free months’ rent, rebates or other matters affecting the rentals except as follows:                                                  .

7. No security or other deposit has been paid with respect to the Lease except as follows:                                                  .

8. Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows:                                         . Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

Exhibit E–1

9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows:                                                  .

10. Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.

11. The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.

Exhibit E–2

Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises. IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this                  day of                             ,         .

“TENANT”

By:
Name:
Title:

Exhibit E–3

EXHIBIT F

INTENTIONALLY OMITTED

Exhibit F–1

EXHIBIT G

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Paragraph 32 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	c/o UBS Realty Investors LLC 455 Market Street, Suite 1540 San Francisco, California 94105 Attention: Asset Manager, Sutter Hill Business Park Phone: (415) 538-4800

Name of (Prospective) Tenant: Corsair Memory, Inc.

Mailing Address: 44141 South Grimmer Blvd Fremont, CA 94538

Contact Person, Title and Telephone Number(s): John E. Green CFO 510/979-3215

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): Mickey Chambers Facilities Manager 510/754-9940

Address of (Prospective) Premises: 46221 Landing Parkway, Fremont, California

Length of (Prospective) initial Term: Sixty-Four (64) months

1.	GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

Memory Module Mfg and Test, Personal Computer WaterCooling Product Mfg and Test, Flash Memory Test and Environmental Testing

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Exhibit G – 1

Wastes	Yes ☒	No ☐

Chemical Products	Yes ☒	No ☐

Other	Yes ☒	No ☐

If Yes is marked, please explain: Solder Paste (63% Sn, 37% Pb), Carbon Dioxide Pressure Tanks, Organic Cleaning Solvents

2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes  ☒            No  ☐

If Yes is marked, please explain: Pressurized Carbon Dioxide, Solder Paste Disposal Drums, Compressor Oil

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes  ☒             No  ☐

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Exhibit G – 2

Yes  ☒             No  ☐

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

storm drain?	☒ sewer?

surface water?	no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

Organic solvent rinse water

5.2	Will any such wastewater or waste be treated before discharge?

Yes  ☒            No  ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted. Evaporation Tank

6.	AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes  ☒             No  ☐

If yes, please describe: 4 Soldering Furnaces - Emissions Not Monitored

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Exhibit G – 3

Spray booth(s)	Incinerator(s)
Dip tank(s)	Other (Please describe)
4 Drying oven(s)	No Equipment Requiring Air Permits

If yes, please describe: Soldering Ovens

6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past thirty-six months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes  ☒             No  ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes  ☒             No  ☐

If yes, please explain: Lead (Pb) Compounds

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received

Exhibit G – 4

requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes  ☐            No  ☒

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes  ☐             No  ☒

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes  ☐             No  ☒

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES

9.1	Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals.

Exhibit G – 5

Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

As used herein, “Hazardous Materials” shall mean and include any substance that is or contains (a) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (b) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws; and “Environmental Laws” shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Paragraph 32 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I, John E. Green

Exhibit G – 6

acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

By:

Pint Name:	John E. Green

Title:	Chief Financial Officer / Secretary

Date:	January 21, 2005

INITIALS:

TENANT:

LANDLORD:

Exhibit G – 7

EXHIBIT H

INTENTIONALLY OMITTED

Exhibit H–1